                                                                    EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders,
CepTor Corporation (A Development Stage Company):

We have  audited  the  accompanying  balance  sheet  of  CepTor  Corporation  (A
Development  Stage  Company) as of December  31, 2003 and 2002,  and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from August 11,  1986 (date of  inception)  to December
31, 2003.  These financial  statements are the  responsibility  of the Company's management.  Our  responsibility  is to express  an  opinion on these  financial statements based on our audit.

We conducted our audit in accordance with auditing standards  generally accepted in the  United  States of  America.  Those  standards  require  that we plan and perform the audit to obtain  reasonable  assurance  about  whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis,  evidence  supporting  the amounts and  disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant  estimates  made by  management,  as well as evaluating  the overall
financial  statement  presentation.   We  believe  that  our  audit  provides  a
reasonable basis for our opinion.

In our opinion,  based on our audit these financial statements referred to above present  fairly,  in all material  respects,  the  financial  position of CepTor
Corporation (A Development  Stage Company) as of December 31, 2003 and 2002, and
the  results of their  operations  and their cash flows for the years then ended and for the period from August 11, 1986 (date of inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The  accompanying  financial  statements  have been  prepared  assuming that the
Company will continue as a going concern.  As more fully  described in Note 2 to the financial statements, the Company has sustained reoccurring operating losses and has an  accumulated  deficit of  $915,846  as of December  31,  2003.  These conditions raise  substantial doubt about the Company's ability to continue as a going concern.  Management's plans regarding those matters are also described in
Note 2. The  financial  statements  do not  include any  adjustments  that might result from the outcome of this uncertainty.

WithumSmith+Brown, P.C.
New Brunswick, New Jersey
July 26, 2004

                                      A-1

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                                    ------------
                                                                2003             2002
                                                                ----             ----

                                    ASSETS

Current Assets:
   Cash and cash equivalents                                 $  68,374      $ 131,440
   Prepaid expenses                                             17,697         11,221
                                                             ---------      ---------
      Total current assets                                      86,071        142,661

Property and equipment, net                                        137            410
Deferred financing costs                                          --           41,637
                                                             ---------      ---------

TOTAL ASSETS                                                 $  86,208      $ 184,708
                                                             =========      =========
               LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
   Accounts payable and accrued expenses                     $  35,517      $ 256,515
   Current portion of long-term debt                              --          150,000
                                                             ---------      ---------
      Total current liabilities                                 35,517        406,515

Long-term debt, less current maturities                        275,000        125,000
Due to Xechem International, Inc.                               50,000

Stockholders' Deficit
   Common stock, $0.01; authorized 4,000,000 shares,
      issued and outstanding  3,264,937 and 3,264,937
      shares at December 31, 2003 and 2002, respectively        32,649         32,649
   Additional paid-in capital                                  608,888        608,888
   Deficit accumulated during the development stage           (915,846)      (988,344)
                                                             ---------      ---------
      Total stockholders' deficit                             (274,309)      (346,807)
                                                             ---------      ---------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                  $  86,208      $ 184,708
                                                             =========      =========

                                      A-2

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                CUMULATIVE
                                                                AUGUST 11,
                                   FOR THE YEARS ENDING        1986 (DATE OF
                                       DECEMBER 31,            INCEPTION) TO
                                       ------------             DECEMBER 31,
                                     2003           2002            2003
REVENUES:
   Other income                    $    --        $    --        $  75,349
   Interest income                       713          1,615          9,042
                                   ---------      ---------      ---------
      Total revenue                      713          1,615         84,391
                                   ---------      ---------      ---------

OPERATING EXPENSES:
   Research and development          (58,785)       272,956        587,737
   General and administrative        (67,507)       204,010        166,922
   Financing costs                    41,637        168,460        217,660
   Interest expense                   12,870         10,788         23,658
                                   ---------      ---------      ---------
      Total operating expenses       (71,785)       656,214        995,977
                                   ---------      ---------      ---------

NET INCOME (LOSS)                  $  72,498      $(654,599)     $(911,586)
                                   =========      =========      =========

                                      A-3

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                           COMMON STOCK
                                                           ------------                                DEFICIT
                                                                                                     ACCUMULATED
                                                                                      ADDITIONAL      DURING THE       TOTAL
                                                                                        PAID-IN       DEVELOPMENT  STOCKHOLDERS'
                                                        SHARES         AMOUNT           CAPITAL         STAGE         EQUITY
                                                        ------         ------           -------         -----         ------

BALANCE, AUGUST 11, 1986 AND DECEMBER 31, 1986              --        $     --        $     --        $     --        $     --

    Issuance of common stock for cash, $0.0014           704,226           7,042          (6,042)                          1,000
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1987                               704,226           7,042          (6,042)           --             1,000
                                                      ==========      ==========      ==========      ==========      ==========

BALANCE, DECEMBER 31, 1988                               704,226           7,042          (6,042)           --             1,000
                                                      ==========      ==========      ==========      ==========      ==========

BALANCE, DECEMBER 31, 1989                               704,226           7,042          (6,042)           --             1,000
                                                      ==========      ==========      ==========      ==========      ==========

BALANCE, DECEMBER 31, 1990                               704,226           7,042          (6,042)           --             1,000
                                                      ==========      ==========      ==========      ==========      ==========

BALANCE, DECEMBER 31, 1991                               704,226           7,042          (6,042)           --             1,000
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                              (8,006)         (8,006)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1992                               704,226           7,042          (6,042)         (8,006)         (7,006)
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                              (1,169)         (1,169)
    Issuance of common stock for cash, $0.0001           147,887           1,479          (1,458)                             21
    Issuance of common stock in exchange for services
        rendered. $ 0.0169                               147,887           1,479           1,021                           2,500
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1993                             1,000,000          10,000          (6,479)         (9,175)         (5,654)
                                                      ==========      ==========      ==========      ==========      ==========

    Net income                                                                                            10,222          10,222
    Distribution to stockholders                                                                          (4,260)         (4,260)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1994                             1,000,000          10,000          (6,479)         (3,213)            308
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                              (1,342)         (1,342)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1995                             1,000,000          10,000          (6,479)         (4,555)         (1,034)
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                              (8,727)         (8,727)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1996                             1,000,000          10,000          (6,479)        (13,282)         (9,761)
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                              (3,975)         (3,975)
    Issued pursuant to acquisition, $4.00                 50,000             500         199,500                         200,000
    Issuance of common stock for cash, $4.00              25,000             250          99,750                         100,000
    Capital contribution by stockholder                                                   50,000                          50,000
    Expense pursuant to grant of stock option                                             20,356                          20,356
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1997                             1,075,000          10,750         363,127         (17,257)        356,620
                                                      ==========      ==========      ==========      ==========      ==========

    Net loss                                                                                             (21,102)        (21,102)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1998                             1,075,000          10,750         363,127         (38,359)        335,518
                                                      ==========      ==========      ==========      ==========      ==========

Net loss                                                                                                 (25,172)        (25,172)
                                                      ----------      ----------      ----------      ----------      ----------
BALANCE, DECEMBER 31, 1999                             1,075,000          10,750         363,127         (63,531)        310,346
                                                      ==========      ==========      ==========      ==========      ==========

                                      A-4

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                               COMMON STOCK
                                                          ------------                                DEFICIT
                                                                                                    ACCUMULATED
                                                                                     ADDITIONAL      DURING THE       TOTAL
                                                                                       PAID-IN       DEVELOPMENT  STOCKHOLDERS'
                                                       SHARES         AMOUNT           CAPITAL         STAGE         EQUITY
                                                       ------         ------           -------         -----         ------

BALANCE, DECEMBER 31, 1999 (CONTINUED)               1,075,000      $   10,750      $  363,127     $  (63,531)     $  310,346
                                                    ==========      ==========      ==========     ==========      ==========

    Net loss                                                                                          (36,256)        (36,256)
    Issuance of common stock for cash, $3.7498          13,334             133          49,867                         50,000
                                                    ----------      ----------      ----------     ----------      ----------
BALANCE, DECEMBER 31, 2000                           1,088,334          10,883         412,994        (99,787)        324,090
                                                    ==========      ==========      ==========     ==========      ==========

    Net loss                                                                                         (233,958)       (233,958)
    Issued pursuant to funding agreement, $0.10        907,674           9,077          81,690                         90,767
                                                    ----------      ----------      ----------     ----------      ----------
BALANCE, DECEMBER 31, 2001                           1,996,008          19,960         494,684       (333,745)        180,899
                                                    ==========      ==========      ==========     ==========      ==========

    Net loss                                                                                         (654,599)       (654,599)
    Issued pursuant to funding agreement, $0.10      1,268,929          12,689         114,204                        126,893
                                                    ----------      ----------      ----------     ----------      ----------
BALANCE, DECEMBER 31, 2002                           3,264,937          32,649         608,888       (988,344)       (346,807)
                                                    ==========      ==========      ==========     ==========      ==========

    Net income                                                                                         72,498          72,498
                                                    ----------      ----------      ----------     ----------      ----------
BALANCE, DECEMBER 31, 2003                           3,264,937      $   32,649      $  608,888     $ (915,846)     $ (274,309)
                                                    ==========      ==========      ==========     ==========      ==========

                                      A-5

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                       CUMULATIVE
                                                                                        AUGUST 11,
                                                                                      1986 (DATE OF
                                                              FOR THE YEARS ENDED     INCEPTION) TO
                                                                  DECEMBER 31,         DECEMBER 31,
                                                            2003           2002          2003
                                                            ----           ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                        $  72,498      $(654,599)     $(911,586)
Adjustments to reconcile net income (loss) to
     net cash used in operating activities:
     Depreciation and amortization                             273            273          2,237
     Non-cash financing costs                               41,637        168,460        217,660
     Non-cash research expenses                               --             --          200,000
     Non-cash compensation expense                            --             --           22,856
     Changes in assets and liabilities:
          Prepaid expenses                                  (6,476)       (11,221)       (17,697)
          Accounts payable and accrued expenses           (220,998)       244,974         35,517

          Net cash used in operating activities           (113,066)      (252,113)      (451,013)
                                                         ---------      ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                           --             --           (2,374)

          Net cash used in investing activities               --             --           (2,374)
                                                         ---------      ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuances of common stock               --             --          201,021
Distribution to shareholders                                  --             --           (4,260)
Advance from Xechem International, Inc.                     50,000         50,000
Proceeds from issuances of long-term debt                     --          225,000        275,000

          Net cash provided by financing activities         50,000        225,000        521,761
                                                         ---------      ---------      ---------

Net increase (decrease) in cash and cash equivalents       (63,066)       (27,113)        68,374

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD       131,440        158,553           --
                                                         ---------      ---------      ---------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD           $  68,374      $ 131,440      $  68,374
                                                         =========      =========      =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
            During the year ended December 31, 2002 the
            Company issued shares of common stock with a
            fair value of $126,893 which was  capitalized
            as deferred financing costs.

                                      A-6

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS:

            CepTor  Corporation  (the  Company) is engaged in the  research  and
            development   of   therapeutic   products  for   neuromuscular   and
            neurodegenerative  diseases.  Since its  inception,  the Company has devoted its efforts and resources to the development of its receptor
            mediated    drug-targeting    platform   for    neuromuscular    and
            neurodegenerative  diseases which, to a large extent, is through the inhibition  of the  protease  calpain,  and  to  raising  the  funds necessary to continue this research.

            The  Company is a  development  stage  company,  which has a limited history  of  operations  and has not  generated  any  revenues  from operations with the exception of funding received through grants and collaborations.  The Company has no products approved for commercial sale at the present time. There can be no assurance that the Company will be successful in obtaining  regulatory approval for the sale of existing  or any  future  products  or  that  any  of the  Company's products will be commercially viable.

NOTE 2 - OPERATING AND LIQUIDITY DIFFICULTIES AND MANAGEMENT'S PLANS TO OVERCOME
         THEM:

            The accompanying  financial statements have been prepared on a going concern basis,  which contemplates the realization of assets and the satisfaction  of liabilities and commitments in the normal course of business.  The  Company  has  experienced  negative  cash flows from operations  since  inception  and  had  an  accumulated  deficit  at
            December 31, 2003 of approximately  $915,800. The Company has funded its  activities  to date  almost  exclusively  from debt and  equity financings.

            The Company is in the  development  stage and has  realized  minimal revenues to date.  The Company will continue to require  substantial funds to continue  research and development,  including  preclinical studies  and  clinical  trials  of its  product  candidates,  and to commence sales and marketing efforts, if the FDA or other regulatory approvals  are  obtained.  Management's  plans  in order to meet its operating cash flow requirements, include offerings of its preferred stock,  offerings  of its common  stock,  as well as  entering  into research collaborations through licensing opportunities,  which will provide funding for certain research and development projects.

            In order to meet these cash needs,  the Company has entered into the following recent financing agreements:

            (a) During April and May 2004, the Company  entered into bridge debt financing in the principal amount of $1,100,000.  The intent of this financing  is to provide the Company  with  operating  capital as it evaluates  and  negotiates a subsequent  round of capital  infusion.
            (See Note 14)

            (b) The Company has entered into  negotiations  with various parties in an  effort  to issue  shares of its  preferred  or  common  stock
            through  a  private  placement.   The  Company  anticipates  raising
            sufficient  capital to fund its operations through its next phase of development.

            (c)  The  Company  has  also  entered  into   negotiations   with  a
            pharmaceutical company to grant them a license to its technology for

                                      A-7

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2 - OPERATING AND LIQUIDITY DIFFICULTIES AND
         MANAGEMENT'S PLANS TO OVERCOME THEM (CONTINUED):

            a specific indication in a specific geographic area, in exchange for an upfront equity investment in the Company as well as success-based milestone payments and royalties on sale of the product.

            While the Company  believes  that it will be successful in obtaining the  necessary  financing  to  fund  its  operations,  there  are no assurances that such additional funding will be achieved and that it will succeed in its future operations.  The financial  statements do not  include any  adjustments  relating  to the  recoverability  and classification  of recorded  asset amounts or amounts of liabilities that might be necessary  should the Company be unable to continue in existence.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

            BASIS OF PRESENTATION

            From August 11, 1986  (inception)  through  December 31,  2003,  the
            Company has been  primarily  engaged in research and  development of its platform  technology  and raising  capital to fund that research and  development.  The accompanying  financial  statements have been prepared in accordance with the provisions of Statement of Financial
            Accounting  Standard  (SFAS) No. 7,  "Accounting  and  Reporting  by
            Development Stage Enterprises." The Company operates as one business segment.

            CASH AND CASH EQUIVALENTS

            The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

            PROPERTY AND EQUIPMENT

            Property  and  equipment  are  recorded  at  cost  less  accumulated depreciation.  Depreciation is provided on the straight-line  method over the estimated useful lives of the assets,  which is five years.
            Gains  and  losses  on  depreciable   assets  retired  or  sold  are
            recognized  in the  statement of operations in the year of disposal.
            Repairs and maintenance expenditures are expensed as incurred.

            PATENTS

            The Company expenses patent costs,  including legal expenses, in the period in which they are incurred.  Patent  expenses are included in research and  development  expenses in the  Company's  statements of operations.  Patent  costs  incurred  for  products  which have been approved  for  marketing  by the various  regulatory  organizations, would be capitalized and amortized over its useful life,  presumably the life of the patent.

            IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS

            The Company  assesses the impairment of its property,  equipment and organizational  costs  under  SFAS  No.  144,  "Accounting  for  the
            Impairment  or Disposal of  Long-Lived  Assets"  whenever  events or changes in circumstances indicate that the carrying value may not be recoverable. A determination of impairment (if any) is made based on estimates of future cash flows.

                                      A-8

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

            FINANCIAL INSTRUMENTS

            Financial  instruments  include  cash,  accounts  payable,   accrued
            expenses,  and long-term  debt.  The fair value of such  instruments approximates  the carrying value. The amounts reported for financial instruments are considered to be reasonable  approximations of their fair values, based on information  available to management.  The use of different assumptions and/or estimation  methodologies could have a material effect on the estimated fair value amounts.

            RESEARCH AND DEVELOPMENT COSTS

            The Company expenses research and development costs in the period in which they are incurred.  These costs consist of direct and indirect costs  associated  with  specific  projects  as well as fees paid to various entities that perform research and clinical trial studies on behalf of the Company.

            During 1997,  the Company  issued  50,000 shares of its common stock with a fair  market  value of  $200,000,  for the  rights to certain in-process research and development.  Consequently, the $200,000 was charged to research and development expense during that year.

            DEFERRED FINANCING COSTS

            Deferred  financing  costs,  which represent  costs  associated with obtaining long-term financing, are capitalized.  The costs generally represent  the value of shares of common stock issued in  connection with the financing  arrangements.  The costs are amortized  over the life of the  financing.  Amortization  expense  relating to deferred financing costs amounted to  approximately  $41,600,  $168,500,  and
            $217,700 for the years ended  December 31, 2003 and 2002 and for the period from inception to December 31, 2003, respectively.

            STOCK-BASED COMPENSATION

            The  Company  accounts  for  employee  stock-based  compensation  in
            accordance  with  Accounting   Principles   Board  Opinion  No.  25,
            "Accounting for Stock Issued to Employees," using an intrinsic value approach to measure compensation expense, if any. Under this method, compensation  expense is  recorded  on the date of grant only if the current  market price of the  underlying  stock exceeds the exercise
            price.   Options  issued  to  non-employees  are  accounted  for  in accordance with SFAS 123, "Accounting for Stock-Based Compensation,"
            and  Emerging  Issues Task Force Issue No.  96-18,  "Accounting  for
            Equity  Instruments  That Are  Issued to Other  Than  Employees  for
            Acquiring,  or in  Conjunction  with Selling,  Goods and  Services,"
            using a fair value approach.

            As of December  31, 2003 and 2002 no stock  options  were granted or outstanding  which would result in a difference  between the results of operations as reported and the pro forma amounts required by SFAS
            123.

            INCOME TAXES

            Income taxes are accounted for under the asset and liability  method prescribed by SFAS No. 109,  "Accounting for Income Taxes." Deferred
            income  taxes  are  recorded  for  temporary   differences   between
            financial statement carrying amounts and the tax basis of assets and liabilities.  Deferred  tax assets and  liabilities  reflect the tax rates  expected  to  be  in  effect  for  the  years  in  which  the

                                      A-9

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

            differences  are  expected to  reverse.  A  valuation  allowance  is provided  if it is more  likely  than not that some,  or all, of the deferred  tax asset will not be realized.  The primary  deferred tax item is the Company's net operating losses.

            CONCENTRATION OF CREDIT RISK

            The  Company  maintains  cash  balances,  at times,  with  financial institutions  in the amount which are more than  amounts  insured by the Federal Deposit Insurance  Corporation.  Management monitors the soundness of these  institutions  and considers  the Company's  risk negligible.

            USE OF ESTIMATES

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and  assumptions  that  affect  the  reported  amounts of assets and liabilities  and disclosure of contingent  assets and liabilities at the dates of the financial  statements  and the reported  amounts of revenues and expenses during the reporting  periods.  Actual results could differ from those estimates.

NOTE 4 - PROPERTY AND EQUIPMENT:

            The costs and accumulated depreciation of property and equipment are summarized as follows:

                                                             December 31,
                                                             ------------
                                                           2003              2002
                                                           ----              ----

            Lab Equipment                              $   2,374         $   2,374
            Less Accumulated Depreciation                 (2,237)           (1,964)
                                                       ----------        ----------
            Property Equipment, Net                    $     137         $     410
                                                       ==========        ==========

            Depreciation expense amounted to $273, $273 and $2,237 for the years ended December 31, 2003 and 2002,  and for the cumulative  period of inception to December 31, 2003, respectively.

NOTE 5 - DEFERRED FINANCING COSTS:

            The costs and accumulated  amortization of deferred  financing costs are summarized as follows:

                                                           2003              2002
                                                           ----              ----

           Deferred Financing Costs                    $  217,660        $  217,660
           Amortization of Deferred Financing Costs      (217,660)         (176,023)
                                                       -----------       ----------
           Ending Balance, December 31                 $        -        $   41,637
                                                       ===========       ===========

            Deferred financing costs  amortization  expense amounted to $41,637,
            $175,063  and $217,660  for the years ended  December 31, 2003,  and
            2002,  and for the  cumulative  period of  inception to December 31,
            2003, respectively.

                                      A-10

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

            Accounts payable and accrued expenses consist of the following:

                                                        December 31,
                                                        ------------
                                                     2003           2002
                                                     ----           ----

            Trade Accounts Payable                $   11,859    $   11,352
            Accrued Interest Expense                  23,658        10,788
            Accrued Compensation Expense                   -       234,375
                                                  ----------    ----------
                   Total                          $   35,517    $  256,515
                                                  ==========    ==========

            Pursuant  to the  terms of a  certain  Funding  Agreement  effective
            December  17, 2001,  management  was to be paid,  in the  aggregate,
            $225,000 per annum  beginning on the  effective  date of the Funding
            Agreement.  Pursuant to the Agreement and Plan of Merger between the
            Company  and  Xechem   International,   Inc.,   (see  Note  13)  all
            compensation  accrued pursuant to the Funding Agreement was reversed and included as a reduction of research and  development and general and  administrative  expenses.  The amount accrued for  compensation expense was approximately  $220,100 and $225,000 for the years ended
            December 31, 2003, and 2002, respectively,  and the balance reversed during the year ended December 31, 2003 was approximately $454,400.

NOTE 7 - RELATED PARTY:

            Amounts  included in long-term debt are due to  stockholders  of the
            Company. (See Note 9)

NOTE 8 - INCOME TAXES:

            The Company has not provided for income taxes since it has generated net operating losses for current tax purposes,  and all deferred tax assets  have been fully  reserved.  As of  December  31,  2003,  the
            Company  had net  operating  loss  carryforwards  (NOL) for  federal income tax purposes.  As the Company continues to sell stock, it may undergo  ownership  changes within the meaning of Section 382 of the
            Internal  Revenue  Code of 1986 as amended.  Internal  Revenue  Code
            Section 382 places a limitation  on the  utilization  of federal net operating  losses and other credit  carryforwards  when an ownership change,  as defined by the tax law, occurs.  Generally,  this occurs
            when  a  greater  than  50  percent  change  in  ownership   occurs.
            Accordingly,  the  actual  utilization  of the  net  operating  loss carryforwards  and other deferred tax assets for tax purposes may be limited  annually to the  percentage of the fair market value of the
            Company at the time of any such ownership changes.

            As of  December  31, 2003 and 2002,  the Company had a deferred  tax
            asset  of   approximately   $230,200  and  $189,200,   respectively,
            primarily  arising from its net operating  losses.  A full valuation allowance has been provided because  management  believes it is more likely than not, that it will not be realized.

            Deferred income taxes consist of the following:

                                      A-11

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - INCOME TAXES (CONTINUED):

                                                               December 31,
                                                               ------------
                                                           2003           2002
                                                           ----           ----

          Deferred Tax Assets:
             Net operating loss carryforwards          $  230,200    $   189,200
             Other timing difference                            -              -
                                                       ----------    ------------
                      Total Deferred Tax Assets           230,200        189,200

          Valuation Allowance                            (230,200)      (189,200)
                                                       -----------   ------------
                      Net Deferred Income Taxes        $        -    $         -
                                                       ===========   ============

NOTE 9 - LONG-TERM DEBT:

            Long-term debt consists of the following:

                                                                               December 31,
                                                                               ------------
                                                                           2003            2002
                                                                           ----            ----

            Unsecured,  non-interest  bearing,  convertible loan,
            pursuant to Funding Agreement dated December 17, 2001
            and Funding and Stock Pledge Agreement dated March 6,
            2002 (A)                                                    $  150,000    $   150,000

            Convertible Note dated February 20, 2002, interest at
            10% and due August 1, 2005 (B)                                 125,000        125,000
                                                                        ----------    -----------
            Total Debt                                                     275,000        275,000

            Less Current Maturities                                              -        150,000
                                                                        ----------    -----------
            Long-Term Debt, Less Current Maturities                     $  275,000    $   125,000
                                                                        ==========    ============

            (A) In December 2001, the Company  entered into a funding  agreement for up to $250,000 of  unsecured  non-interest  bearing  convertible loans (the 2001 Loan). The lender was not able to require  repayment prior to the one-year  anniversary  unless certain events  occurred.
            Upon the one-year  anniversary,  the Company had the right to either repay the 2001 Loan or  convert  it into  shares of common  stock as defined in the  funding  agreement.  In  addition,  the  Company was required to issue  shares of common  stock to the lender which would result in the founders maintaining a 50.1 percent voting interest in the Company. The fair value of these shares of approximately $90,800 was recorded as a deferred  financing  cost to be amortized over the life of the 2001 Loan (see Note 5). The 2001 Loan also  provided for compensation amounts for key individuals (see Note 6).

            In March 2002, the Company  renegotiated  the 2001 Loan to provide a total of $375,000 of unsecured,  non-interest  bearing,  convertible loans  (the 2002  Loan).  The  provision  of the 2002 Loan  remained consistent with the 2001 Loan, however,  the Company was required to issue  additional  shares of common  stock which would result in the

                              A-12

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 9 - LONG-TERM DEBT (CONTINUED):

            lender having a 65 percent ownership in the Company.  The fair value of these shares of approximately $110,900 was recorded as a deferred financing  cost to be amortized  over the life of the 2002 Loan (see
            Note 5).

            In December  2003,  the Company  entered into a letter  agreement in contemplation of the Company's  acquisition by Xechem International,
            Inc.  (Xechem)  (see  Note 13) with the  note  holder.  This  letter agreement  cancelled  the  Company's  option to convert the 2001 and
            2002 Loans into shares of common stock,  released the Company of its obligation to pay  compensation to certain  management in accordance with the 2001 Loan (see Note 6), confirmed all obligations under the
            2001 and 2002 Loans have been  satisfied and fixed the interest rate at 10 percent per annum and a maturity date of December 31, 2005.

            (B) In February  2002,  the Company  issued  $125,000 of Convertible
            Notes  (the  February  2002  Notes)  due  August 1, 2005  bearing 10 percent  interest  accruing  until the earlier of certain  events as defined in the  agreement or maturity.  The February 2002 Notes were convertible  at the option of the holder  into  common  stock at any time  following  a  liquidity  event.  The shares to be issued  upon conversion  into common stock was to be  determined  by dividing the unpaid  principal plus accrued  interest by the offering price in an initial  public  offering  or a  liquidity  event as  defined in the agreement . The Company was  required to issue  warrants to purchase additional  shares of common  stock in an  amount  equal to  $62,500 divided by the per share  price  paid in a  qualified  financing  as defined in the  agreement.  The Company was also required to issue a warrant  convertible  into 5,000 shares of common stock at $0.01 per share.  In  addition,  the Company  issued 4.9 percent of the voting equity  of the  Company  which  has  been  valued  at  approximately
            $16,000,  and is being  amortized over the life of the February 2002
            Note (see Note 5).

            In December  2003,  the Company  entered into a letter  agreement in contemplation  of the Company's  acquisition by Xechem (see Note 13)
            with the note holder.  This letter agreement  cancelled the holder's option to convert  the note into shares of common  stock,  cancelled the  outstanding  warrants  issued in conjunction  with the original agreement,  granted an  associated  individual  the right to receive preferred  stock of Xechem at the  conversion  rate set forth in the
            Agreement  and Plan of Merger for 5,000 shares of the Company (as if the warrant had been  exercised)  and extended the maturity  date of the loan to December 31, 2005.

            Aggregate maturities of long-term debt of the Company
            due within the next two years ending December 31, are
            as follows:

                    Year                        Amount
                    ----                        ------

                    2004                        $      -
                    2005 and thereafter           275,000
                                                ---------
                    Total                       $ 275,000
                                                ==========

                              A-13

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10 - STOCKHOLDERS' EQUITY:

            STOCK SPLIT

            On September 4, 1997,  the Company's  board of directors  declared a
            7,042.25-for-one  stock  split,  effected  in the  form  of a  stock dividend,  on  the  shares  of  the  Company's  common  stock.  Each shareholder  of record on  September  11,  1997,  received  7,042.25 additional  shares of common  stock for each  share of common  stock held without the capital of the Company being increased or decreased by the  transfer  of surplus to capital  account or the  transfer of capital to surplus, or otherwise.  Stockholders' equity reflects the stock split by reclassifying  from  "Additional  paid-in capital" to
            "Common  stock" an amount  equal to the par value of the  additional shares arising from the stock split.

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 10 - STOCKHOLDERS' EQUITY (CONTINUED):

            All  references in the financial  statements to the number of shares outstanding,  per  share  amounts,  and  stock  option  data  of the
            Company's  common stock have been  restated to reflect the effect of the stock split for all periods presented.

            WARRANTS

            As of December 31, 2002, the Company had outstanding (i) warrants to purchase  $62,500 of its common stock upon the  happening of certain events  and at an  exercise  price  to be  determined,  and  (ii) an additional  warrant to purchase  5,000  shares of common  stock at a purchase price of $0.01 per share.

            In December  2003,  these  warrants were  cancelled  pursuant to the
            Agreement and Plan of Merger with Xechem. (See Notes 9 and 13)

NOTE 11 - STOCK BASED COMPENSATION:

            Effective June 1, 1997, the shareholders of the Company approved the
            Long-Term  Performance  Plan (the Plan) which  provides  for,  among others, the grant of stock options  exercisable for shares of common stock which may be granted to employees, directors,  consultants and advisors.  A total of  150,000  shares  of  common  stock  have been reserved  for  issuance  under the Plan,  plus 15% of the  amount of issued and outstanding  shares of the Company in excess of 1,000,000 outstanding from time to time.

            The  Plan  is  administered  by  the  Compensation   Committee  (the
            Committee).  The Committee is authorized to select those individuals to whom  options  are to be granted and to  determine  the number of shares  to be  subject  to,  and the terms and  conditions  of,  the options.  The Committee is also  authorized to prescribe,  amend and rescind terms relating to options granted under the Plan. Generally, the  interpretation and construction of any provision of the Plan or any  options  granted  hereunder  is within  the  discretion  of the
            Committee.

            The Plan  provides  that options may or may not be  incentive  stock options  (ISOs)  within the meaning of Section  422 of the  Internal
            Revenue Code.  Only employees of the Company are eligible to receive
            ISOs,  while  employees  and  non-employee  directors,  advisors and consultants are eligible to receive options which are not ISOs, i.e.
            non-qualified   options."  The  options  granted  by  the  Board  in
            connection with its adoption of the Plans are non-qualified options.

                                      A-14

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 11 - STOCK BASED COMPENSATION (CONTINUED):

            There are no stock options outstanding at December 31, 2003.

            During the years ended  December 31, 2003 and 2002,  no amounts were charged to compensation  expense with respect to options granted and for the  cumulative  period  of  inception  to  December  31,  2003, approximately $20,400 was charged to expense with respect to options granted.

NOTE 12 - COLLABORATIVE AGREEMENTS:

            EVALUATION AND TESTING AGREEMENT

            Effective  September 15, 2003, as amended,  the Company entered into an Evaluation Testing Agreement with the Research  Foundation of the
            State   University   of  New  York  for  the   laboratory  of  Marie
            Badalamente, Ph.D. (the "Badalamente Agreement"), to perform certain studies in the area of muscular dystrophy. The Badalamente Agreement is for a term of one  year and  obligates  the  Company  to pay four quarterly payments of $19,945.

            OTHER AGREEMENTS

            From time to time, the Company  enters into research  collaboration, with the Company  providing the collaborator  with research material and the collaborator  providing the research results and data to the
            Company. These research  collaborations do not typically provide for payments from the Company,  but in certain instances minimal amounts may be exchanged to offset costs.

NOTE 13 - AGREEMENT AND PLAN OF MERGER WITH XECHEM INTERNATIONAL, INC.:

            Pursuant  to an  Agreement  and Plan of Merger  entered  into by the
            Company,   the  prior   shareholders   of  the  Company  and  Xechem
            International, Inc. ("Xechem"), as of December 23, 2003 (the "Merger
            Agreement"),  Xechem  agreed to acquire  all of the shares of common stock  of the  Company  in  exchange  for  6,000  Class C  Series  7
            Preferred Stock of Xechem. In addition the Merger Agreement provided for funding of up to  $300,000  to the Company of which  $50,000 was advanced prior to December 31, 2003. (See Note 14)

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED):

            The following events occurred subsequent to December 31, 2003:

            (a) XECHEM INTERNATIONAL, INC. TRANSACTIONS

            MERGER

            On January 27, 2004, the former shareholders of the Company received
            6,000 Class C Series 7 Preferred Stock of Xechem International, Inc.
            (Xechem) in connection with the merger of Ceptor into a wholly-owned subsidiary of Xechem. The new Class C Series 7 Preferred Stock has a
            $6,000,000 liquidation preference and is convertible into 30,000,000 shares of common stock of Xechem at the option of the holders of the
            Class  C  Series  7  Preferred   Stock,   together  with   piggyback
            registration  rights for the underlying  common shares.  Xechem also agreed to  provide a  contingent  award of  $1,000,000  of its stock
            (payable in Xechem  stock valued at the lesser of $0.20 per share or market  value)  to  certain  former  Ceptor  shareholders  upon  the

                                      A-15

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            achievement  of a designated  milestone  for each product  developed with Ceptor technology.  Xechem is a holding company, which owns all
            of  the  capital  stock  of  Xechem,   Inc,  a   development   stage
            biopharmaceutical   company   currently  engaged  in  the  research,
            development and limited  production of niche generic and proprietary drugs from natural sources.

            The  merger was  accomplished  through a reverse  triangular  merger whereby  Ceptor  Acquisition,  Inc.,  a wholly owned  subsidiary  of
            Xechem, with 100 shares issued and outstanding,  was merged into the
            Company and the Company was the surviving entity.

            XECHEM AGREEMENT

            On March 31, 2004, the Company entered into an agreement with Xechem and William Pursley ("Pursley"), intended to provide a framework for independent  financing of the Company (the "Xechem Agreement").  The
            Xechem  Agreement  calls  for  Pursley  to act  full  time as  chief executive  officer  of the  Company  pursuant  to a  two-year  term, subject to automatic  renewal  absent  delivery of  non-renewal.  It calls for base  compensation  of $330,000  per annum and a five year option to purchase  43,000,000 shares of common stock of Xechem at a purchase  price of $.0025 per share  subject  to vesting  provisions stipulated in the option agreement. As part of the Xechem Agreement,
            Mr.  Pursley has resigned  from his  positions as  president,  chief operating  officer,  vice  chairman  and as a member of the Board of
            Directors of Xechem.

            The Xechem  Agreement  contemplates  that the Company  will take the necessary  steps to effect a stock  split so that  after the  split,
            Xechem will own 1,406,250 shares of the Company's $0.00001 per share par value  common  stock,  constituting  all of its then  issued and outstanding  stock.  The Company has further  agreed to issue to its management  team  members and  founders,  options to purchase in the aggregate  1,093,750  shares  of  common  stock,  fully  vested  and exercisable  at par value for a period of 10 years  from the date of grant.  These  numbers  are  subject to  proportionate  increase  or decrease in the event the  Subsequent  Round of Capital  Infusion is done  with a  greater  or  lesser,  respectively,  valuation  of the
            Company.

            The Xechem  Agreement  contemplates  that the  Company  will seek to obtain bridge  funding,  which has been completed (see "Bridge Loan"
            below),  to be followed by a  subsequent  round of capital  infusion
            (the  "Subsequent  Round of  Capital  Infusion").  Xechem has funded approximately  $350,300  of  capital  contributions  in the  form of direct  funding to the  Company or  payments to vendors on behalf of the Company, as of June 30, 2004.

            In addition, Xechem will be entitled to a 2% royalty on sales of the
            Company's  products  which use  intellectual  property  owned by the
            Company on March 31, 2004.

            The Xechem  Agreement  provides  that  Xechem  will sell back to the
            Company  over time up to 625,000  shares of its common  stock in the
            Company (subject to proportionate  increase or decrease based on the eventual  valuation of the Subsequent Round of Capital Infusion) for an  aggregate  of  $2,000,000,  payable  from 25% of the proceeds of future  financing  received  by the  Company  other  than the bridge financing.  (The Xechem Agreement was subsequently amended to, among other  things,  reduce the amount  payable from proceeds to 10%). At the end of two years if the full $2,000,000 has not

                                      A-16

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            been  paid out to  Xechem,  Xechem  shall  have the right to put the remaining portion of the shares held for sale back to the Company to cover the deficiency.

            In order to induce the funding of the bridge loan, Xechem has agreed that in the  event  such a loan is  funded  and is not paid off when due,  it will  permit  the  bridge  lender  to  convert  the  unpaid indebtedness  owing with  respect to the bridge  loan into shares of
            Xechem  common  stock at the  lesser  of seven  cents  per  share or seventy five percent (75%) of the average  closing price of Xechem's common stock for the ten trading days  preceding the date of funding of the bridge loan. Xechem has been granted  piggyback  registration rights  with  respect to the shares in the  Company it may hold from time to time,  subject to its  agreement  to lock up the sale of all such  shares on the open  market for a period of 180 days  following the initial  registration of any the Company's  shares pursuant to a registration statement, and one-half of its shares for an additional
            180-day period.

            (b) CONSULTING AGREEMENTS

            Pursuant to the  Agreement and Plan of Merger,  Xechem  entered into consulting  agreements with Drs. Alfred Stracher and Leo Kesner, the founding scientists of the Company, for a period of sixty months. In consideration for the services to be rendered,  Xechem was obligated to pay a total of  $276,000,  plus  expenses  as allowed  for in the consulting  agreement.  In February  2004, in  conjunction  with the
            Xechem  Agreement,  the Company entered into  consulting  agreements with Drs. Stracher and Kesner to replace their consulting agreements with  Xechem  with  ones of  similar  terms  with the  Company.  The consulting  agreements  are  for  a  period  of  sixty  (60)  months commencing  February 1, 2004 and provide for a monthly fee of $5,000
            each  plus   allowable   expenses  and   terminated  the  consulting
            agreements with Xechem.

            (c) FACILITY LEASE

            The Company leases office space pursuant to a sublease accounted for as an  operating  lease.  The  sublease,  effective  March 17, 2004, terminates  with the underlying  primary lease on December 31, 2006.
            Rental commitments for the next three years, is as follows:

                         2004              $   58,600
                         2005                  75,800
                         2006                  78,100
                                           ----------
                         TOTAL             $  212,500
                                           ===========

            The sublease also obligates the Company to reimburse the sublandlord for certain common area charges levied by the building's landlord.

            (d) BRIDGE LOANS

            Pursuant to the terms of the  Spinoff  Agreement  and actions  taken thereafter, the Company entered into a selling agreement dated April
            23, 2004  providing  for the private  placement of  $1,100,000 of 8%
            convertible notes due on the earlier of October 22, 2004 or the date of  closing  on the  next  financing  of  $1,000,000  or more by the
            Company  (the  "Bridge  Loans"),  secured by  certain  rights to put
            Bridge Loans to Xechem for Xechem  shares in certain  circumstances.
            Purchasers  of the Bridge Loans  received  220,000  shares of common stock of the Company as additional consideration.  The selling agent received  18,000  shares  of  common  stock  of  the  Company,  plus commissions in the amount of $110,000 and a non-accountable  expense allowance in the amount of $22,000, in connection with its services.
            The Bridge Loan offering was completed in May 2004.

            The Company recorded a $506,600 discount, representing an allocation of the proceeds of the Bridge Loans based on the relative fair value of common  stock and the  Bridge  Loans  issued to the  Bridge  Loan participants, which will be amortized over the six month period from
            May 2004 through  October 2004 (the term of the Bridge  Loans).  For the  nine  month  period  ended  September  30,  2004,  the  Company
            amortized   approximately  $422,100  of  the  discount  to  interest
            expense.

            The  Company  was not able to repay the Bridge  Loans on October 22,
            2004,  therefore  pursuant  to the terms of the  Bridge  Loans,  the

                                      A-17

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            Bridge  Loan  holders  have the option to convert  their  notes into shares of common  stock of Xechem at the lower of $0.07 per share or
            75% of the  market  price of the  previous  20 market  days prior to conversion,  a portion  of which  will be  issued by Xechem  and the remainder from Mr. Pursley's personal Xechem option holdings.  As of
            November 17, 2004 the closing price of Xechem common stock (XKEM.OB)
            was approximately $0.02 per share.

            Pursuant to an offer dated October 22, 2004 (the  "Exchange  Offer")
            as amended  November 15, 2004 the Company  offered to exchange  with its holders of outstanding Bridge Loans and other debt certain newly issued  replacement  notes due  December 31, 2005  convertible  into shares of the common stock of the entity to which the Company merged into,  effective  December 9, 2004, at $1.25 per share, to be issued in  amounts  equal to the  outstanding  principal  under  the  notes cancelled,  plus accrued interest. See Note 14 - Agreement of Merger and Plan of Reorganization and Private Placement.

            During the nine month period ended  September 30, 2004,  the Company accrued  contractual  interest  expense  of  approximately  $36,600, related to the Bridge Loans.

            (e) EMPLOYMENT AGREEMENTS

            The  Company   entered  into   employment   agreement  with  certain
            executives  commencing  March  31,  2004 and  April  26,  2004  (the
            "Executives") which provide each Executive with a base salary for an initial  term  of two  years,  renewable  annually  thereafter.  The
            Company is obligated  to pay  approximately  $555,000,  $770,000 and
            $215,000  for the years  ended  December  31,  2004,  2005 and 2006,
            respectively.   If  Executive's   employment  with  the  Company  is
            terminated  without  cause or for good  reason,  as those  terms are defined in the employment agreement, the Company is obligated to pay
            Executive  his current base salary for an  additional  twelve months and  continue  to pay  for his  benefits  for the  same  period.  If
            Executive's  employment is terminated due to total  disability,  the
            Company is  obligated to continue to pay his current base salary for an additional thirty-six months and continue to pay for his benefits for the same period. If Executive's  employment is terminated due to his death,  the Company is  obligated to continue to pay his current base salary for an  additional  three months and continue to pay for his benefits for the next twelve months. In addition, the employment agreement contains a confidentiality provision as well as a covenant not to compete  provision for the period of his employment  plus and additional twelve months.

                                      A-18

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            (f) STOCKHOLDERS' EQUITY

            STOCK SPLIT

            In  April  2004,  the  Company's  board  of  directors  declared  an
            18,000-for-one  stock  split,  effected  in  the  form  of  a  stock dividend,  on  the  shares  of  the  Company's  common  stock.  Each shareholder of record  received 18,000  additional  shares of common stock for each share of common stock held without the capital of the
            Company  being  increased or decreased by the transfer of surplus to capital account or the transfer of capital to surplus, or otherwise.
            Stockholders'  equity reflects the stock split by reclassifying from
            "Additional  paid-in  capital" to "Common  stock" an amount equal to the par value of the additional shares arising from the stock split.
            As the  result  of the  stock  split,  the  shares  held  by  Xechem increased from 100 shares to 1,800,000 shares and the shares held in reserve  for  options  to be  granted  to the  founders  which  upon exercise would be 1,400,000 shares.

            In conjunction  with the stock split,  the Company's  Certificate of
            Incorporation  was amended to increase the authorized  capital stock to 50,000,000  shares, of which 40,000,000 shares were designated as common  stock,  $0.00001 par value per share and  10,000,000  shares were designated as blank check preferred  stock,  $0.00001 par value per share.

            FOUNDERS PLAN

            Pursuant to the grant of the option to Mr. Pursley  contained in the
            Xechem Agreement,  the Company's Board of Directors has approved the
            Ceptor  Founders'  Plan,  effective  June 1,  2004  (the  "Founders'
            Plan").  The maximum  number of shares that may be issued  under the
            Founders  Plan is  1,400,000  shares.  Terms  of the  Founders'  Plan provide for the grant of options to purchase shares of the Company's common  stock,  at its par value,  to the  initial  founders  of the
            Company  (the   "Founders"   and  each  a  "Founder")  and  will  be
            administered by the Board of Directors or the Compensation Committee
            of the Company.  Upon the happening of certain  events  described in the  Founders'  Plan,  such  as the  cessation  of  employment  by a participant  following  an  award,  shares  issued  or  issuable  to
            Founders' Plan participants may revert to William Pursley and may be re-designated or re-issued in his sole  discretion.  Pursuant to the terms of the  Founders'  Plan,  restrictions  on  holders  of shares acquired through the Founders' Plan shall lapse 10% on the six month
            anniversary   following  issuance,  an  additional  10%  six  months
            thereafter,  and the balance upon initiation of a Phase III clinical trial for the Company's "Myodor"  technology for muscular dystrophy, provided such date is not less than six months following the date of award.

                                      A-19

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            On June 1,  2004  the  Compensation  Committee  granted  a  ten-year non-qualified  stock  option to purchase,  at the exercise  price of
            $0.00001 per share an aggregate of 1,400,000 shares to the Founders'
            group (11 persons).

            2004 INCENTIVE STOCK PLAN

            The 2004 Incentive  Stock Plan (the "2004 Plan") was approved by the
            Board of Directors  and the  stockholders  of the Company on May 31,
            2004 and 606,705 shares of the  authorized  and un-issued  shares of common stock were  reserved for  issuance  under the 2004 Plan.  The purpose of the 2004 Plan is to provide an incentive to retain in the employ of and as  directors,  officers,  consultants,  advisors  and employees  of the  Company,  persons  of  training,  experience  and ability, to attract new directors, officers,  consultants,  advisors and employees whose services are considered  valuable,  to encourage the sense of proprietorship  and to stimulate the active interest of such  persons  into the  development  and  financial  success of the
            Company.  Under the 2004 Plan the  Company  is  authorized  to issue incentive stock options intended to qualify under Section 422 of the
            Internal Revenue Code,  non-qualified stock options,  and restricted stock. The 2004 Plan shall be administered by the Board of Directors or the  Compensation  Committee of the Company.  No awards have been granted to any participant.

            (g)  AGREEMENT  OF MERGER  AND PLAN OF  REORGANIZATION  AND  PRIVATE
                 PLACEMENT

            On December 8, 2004,  Medallion  Crest  Management,  Inc., a Florida
            corporation  ("Medallion"),  CepTor  Acquisition  Corp.,  a Delaware
            corporation and wholly-owned  subsidiary of Medallion  ("Acquisition
            Corp."),  and the  Company,  entered into an Agreement of Merger and
            Plan of  Reorganization  (the "Merger  Agreement").  Pursuant to the
            Merger   Agreement,   on  December  8,  2004  the  Company  filed  a
            certificate of merger to be merged with Acquisition  Corp., with the
            Company  surviving as a  wholly-owned  subsidiary of Medallion  (the
            "Merger").  The Company  filed with the Florida  Department of State
            Articles  of  Amendment  to the  Articles  of  Incorporation  of the
            Company to change its name to CepTor Corporation ("New CepTor"), and to  authorize  the  issuance  of up to 300  shares  of its  Series A
            Convertible Preferred Stock (the "Preferred Stock").

            Pursuant to the Merger,  Medallion  acquired all of the  outstanding capital stock of the Company in exchange for 5,278,068 shares of New
            CepTor's  common  stock,  par value  $0.0001 per share (the  "Common
            Stock"),  and assumption of certain obligations of the Company. As a result,  the  Company's  former  stockholders  became  the  majority stockholders  of New CepTor.  The Merger is being accounted for as a
            "reverse merger," since the former stockholders of the Company own a majority of the  outstanding  shares of New  CepTor's  Common  Stock immediately following the Merger.

            New CepTor  intends to carry on the  Company's  business as its sole line of  business  and will  remain  in Hunt  Valley,  Maryland  and continue as a development-stage  bio-pharmaceutical company focusing on  therapeutic  products for  neuromuscular  and  neurodegenerative diseases.

            Pursuant to an offer dated October 22, 2004 (the  "Exchange  Offer")
            as amended November 15, 2004, made by New CepTor to the Bridge Loans and other  debt  holders of the  Company,  on  December  9, 2004 New
            CepTor issued  $1,100,215.30  of its Convertible  Notes due December
            31, 2005 which are  convertible  into shares of New CepTor's  Common
            Stock  at  $1.25  per  share in  amounts  equal  to the  outstanding principal  under the notes  cancelled,  plus accrued  interest.  The
            Exchange Offer provides that holders of outstanding Bridge Loans who received  in  connection  with the  original  issuance of the Bridge
            Loans, a total of 150,000 shares of the Company's common stock which converted  into a total of up to 300,000 shares of New CepTor Common
            Stock upon  effectiveness of the Merger.  The remaining  $350,000 of
            Bridge Loan  principal  which did not accept the Exchange  Offer was repaid with interest through the date of payment.  In addition,  the
            70,000  shares of common  stock of the  Company  these  Bridge  Loan holders  received in  connection  with the  issuance of the original
            Bridge Loans,  has converted  into 151,597 shares of common stock of
            New CepTor upon effectiveness of the Merger.

                                      A-20

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 14 - SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED):

            In  connection  with the  Merger New CepTor  adopted  the  Company's
            Founders'  Stock Plan and 2004  Incentive  Plan. On December 9, 2004
            the Company issued to CepTor  employees and others  3,031,943 shares of restricted Common Stock under the Founders' Stock Plan. Under the
            2004  Incentive  Stock  Plan,  officers,  consultants,   third-party
            collaborators,  and employees of the Company or its subsidiaries may be granted  rights in the form of  options  or shares or  restricted stock for up to a maximum of 2,268,377 shares of Common Stock.

            On December  9, 2004 (the  "Closing  Date"),  New CepTor sold 103.62 units (the  "Units")  to 42  investors  pursuant  to a  Confidential
            Private Placement  Memorandum dated October 22, 2004 as supplemented
            November 16, 2004, (the  "Memorandum"),  each Unit consisting of one share of Preferred Stock and a warrant to purchase Common Stock (the
            "Offering").  Each  share of  Preferred  Stock is  convertible  into
            10,000  shares of Common Stock and each warrant  entitles the holder to purchase  5,000 shares of Common  Stock for $2.50 per share.  The
            Units  were  offered  by  Brookshire  Securities   Corporation  (the
            "Placement  Agent") pursuant to a Placement Agent Agreement with the
            Company  dated  October 22, 2004.  Under the terms of the  Placement
            Agent  Agreement,  the  Placement  Agent is  entitled  to a  selling commission of 8%, plus a 2%  non-accountable  expense  reimbursement payable from the proceeds of the Offering plus 150,000 shares of New
            CepTor and warrants to purchase  10% of any Common  Stock sold.  The
            Company realized gross proceeds from the Offering of  $2,590,500.00, before payment of Commissions and expenses of the Offering.

            (h) LEGAL PROCEEDINGS

            During June 2004,  the  Company's  management  was  introduced  to a financial  intermediary,  as a means  to  locate a  candidate  for a public  transaction  and to seek  funding.  The  Company  executed a
            "Non-Binding  Letter of Intent" for the  purposes of  structuring  a potential  transaction.  In late September 2004 ,the Company advised the financial  intermediary that it was not prepared to proceed with the proposed transaction.  The financial intermediary  thereafter on
            October 8, 2004  commenced  an action in the  Northern  District  of
            California,  entitled  Bluewater Partners S.A. v. CepTor Corporation
            (Case No. C 04 4277 JCS)  alleging,  among  other  things,  that the
            Company  abandoned its obligations to close a transaction on the eve of a  closing,  that  it had  breached  its  agreements,  promissory estoppel, breach of implied covenant of good faith and fair dealing,
            Quantum Meruit,  unjust enrichment;  and seeking declaratory relief, and damages in the amount of $3.6 million. On November 12, 2004, the parties entered into a written proposal outlining material terms for permanent dismissal of the action providing, among other things, for immediate withdrawal, without prejudice, of the complaint, exchanges
            of  mutual   releases,   transfer   of  50,000   shares  of  Company
            unrestricted Common Stock,  issuance of 125,000 shares of restricted
            Company Common Stock,  and payment of $25,000 in full  settlement of the action. On November 12, 2004 the Complaint was withdrawn without prejudice.  The parties are  continuing  to  negotiate  the terms of final  settlement.  CepTor believes that the action is substantially without  merit and in the event that the parties are unable to agree on  a  definitive  resolution,  intends  to  defend  vigorously  the allegations of the complaint and move for dismissal.

                                      A-21

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)

                               ASSETS

Current assets:
     Cash and cash equivalents                                  $    457,523
     Prepaid expenses                                                219,293
                                                                ------------
          Total current assets                                       676,816

Property and equipment, net                                           61,320
Debt issue costs                                                      37,000
Other assets                                                          18,511
                                                                ------------

TOTAL ASSETS                                                    $    793,647
                                                                ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
     Accounts payable and accrued expenses                      $    299,726
     Bridge loan financing, net of debt discount of $91,666        1,008,334
     Common stock subject to repurchase under put right            2,000,000
                                                                ------------
          Total current liabilities                                3,308,060

Long-term debt                                                       275,000
Due to Xechem International, Inc.                                    350,311
                                                                ------------
          Total liabilities                                        3,933,371

Stockholders' deficiency:
     Preferred stock,  $0.00001 par value;  authorized 10,000,000 shares;  none issued
     Common stock,  $0.00001 par value;  authorized 40,000,000
       shares; issued and outstanding 1,537,697, net of
       756,303 subject to put right                                       15
     Additional paid-in capital                                    6,411,716
     Deficit accumulated during the development stage             (9,551,455)
                                                                ------------
          Total stockholders' deficiency                          (3,139,724)
                                                                ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                  $    793,647
                                                                ============

                                      A-22

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                                                    AUGUST 11, 1986
                                                                                                                       (DATE OF
                                                           FOR THE THREE-MONTH PERIODS  FOR THE NINE-MONTH PERIODS   INCEPTION) TO
                                                              ENDED SEPTEMBER 30          ENDED SEPTEMBER 30          SEPTEMBER 30,
                                                              2004          2003           2004         2003              2004
                                                              ----          ----           ----         ----              ----

REVENUES:
    Other income                                         $         -     $      -      $                $             $     75,349
    Interest income                                               96                           195                           9,237
                                                       -------------   ----------    -------------    -----------   --------------
        Total revenue                                             96            -              195              -           84,586
                                                       -------------   ----------    -------------    -----------   --------------

OPERATING EXPENSES:
    Research and development                                 501,531       68,425          785,810        181,120        1,373,547
    In-process research and development                            -            -        5,034,309              -        5,034,309
    General and administrative                               438,088       18,750          948,481         50,785        1,115,403
    Stock-related compensation pursuant
       to spinoff agreement                                        -                     2,082,500                       2,082,500
    Interest expense                                         415,163        4,268          700,550         42,631          941,868
                                                       -------------   ----------    -------------    -----------   --------------
        Total operating expenses                           1,354,782       91,443        9,551,650        274,536       10,547,627
                                                       -------------   ----------    -------------    -----------   --------------

NET LOSS                                                 $(1,354,686)    $(91,443)     $(9,551,455)     $(274,536)    $(10,463,041)
                                                         ===========     ========      ===========      =========     ============

                                      A-23

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                                   (UNAUDITED)

                                                                                                            DEFICIT
                                                                      COMMON STOCK                       ACCUMULATED
                                                                ---------------------   ADDITIONAL        DURING THE     TOTAL
                                                                                          PAID-IN         DEVELOPMENT  STOCKHOLDERS'
                                                                SHARES         AMOUNT     CAPITAL            STAGE      DEFICIENCY
                                                                ------         ------     -------            -----      ----------

BALANCE, JANUARY 1, 2004                                      3,264,937    $    32,649    $   608,888    $  (915,846)   $  (274,309)

   Acquisition by Xechem International, Inc.                 (3,264,937)       (32,649)      (608,888)       915,846        274,309
   Common stock issued January 2004 pursuant to Xechem
     merger ($2.64)                                           1,800,000             18      4,759,982                     4,760,000
   Common stock subject to repurchase under put right          (756,303)            (8)    (1,999,992)                   (2,000,000)
    Issuance of stock option pursuant to spinoff agreement                                  2,082,500                     2,082,500
   Common stock issued May 2004 in connection with
   bridge loans ($2.13)                                         238,000              2        639,998                       640,000
   Common stock issued September 2004,
    net of offering expenses of $70,769 ($3.91)                 256,000              3        929,228                       929,231
   Net loss                                                                                               (9,551,455)    (9,551,455)
                                                            -----------    -----------    -----------    -----------    -----------
BALANCE, SEPTEMBER 30, 2004                                   1,537,697    $        15    $ 6,411,716    $(9,551,455)   $(3,139,724)
                                                            ===========    ===========    ===========    ===========    ===========

                                      A-24

                               CEPTOR CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                       AUGUST 11,
                                                                    FOR THE NINE-MONTH PERIODS      1986 ((DATE OF
                                                                         ENDED SEPTEMBER 30          INCEPTION) TO
                                                                    -----------------------          SEPTEMBER 30
                                                                        2004            2003             2004
                                                                        ----            ----             ----

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                            $ (9,551,455)   $   (274,536)   $(10,463,041)
Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization                                         7,586             205           9,823
     Write-off of in-process research and development                  5,034,309                       5,234,309
     Charge for stock option issued pursuant to spinoff
      agreement                                                        2,082,500                       2,082,500
     Non-cash compensation expense                                                                        22,856
     Non-cash interest expense                                           643,334          33,257         860,994
     Changes in assets and liabilities:
          Prepaid expenses                                              (201,596)         11,221        (219,293)
          Other assets                                                   (18,511)                        (18,511)
          Accounts payable and accrued expenses                          264,209         166,772         299,726
                                                                     -----------    ------------     ------------
          Net cash used in operating activities                       (1,739,624)        (63,081)     (2,190,637)
                                                                    ------------    ------------    ------------

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of property and equipment                                      (68,769)                        (71,143)
                                                                     -----------    ------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuances of common stock, net                     929,231                       1,130,252
Distribution to shareholders                                                                              (4,260)
Advance from Xechem International, Inc.                                  300,311                         350,311
Proceeds from issuances of long-term debt                              1,100,000                       1,375,000
Expenses of issuances of long-term debt                                 (132,000)                       (132,000)
                                                                     -----------    ------------     ------------
          Net cash provided by financing activities                    2,197,542                       2,719,303
                                                                    ------------    ------------    ------------

Net increase (decrease) in cash and cash equivalents                     389,149         (63,081)        457,523

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF PERIOD                      68,374         131,440
                                                                    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS AT THE END OF PERIOD                      $    457,523    $     68,359    $    457,523
                                                                    ============    ============    ============

SUPPLEMENTAL DISCLOSURE
  Non-Cash Financing Activity:
    Issued 238,000 shares of common stock to bridge loan
    investors and placement agent                                   $    640,000                    $    640,000
                                                                    ============                    ============

                                      A-25

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE 1 - THE COMPANY

ORGANIZATION
The  financial  statements  presented  are  those  of  CepTor  Corporation  (the
"Company"),   incorporated  in  August  1986  in  the  state  of  Delaware.  The accompanying  financial  statements  have been prepared in  accordance  with the
provisions  of  Statement  of  Financial   Accounting  Standard  (SFAS)  No.  7,
"Accounting  and  Reporting  by  Development  Stage  Enterprises."  The  Company
operates as one business segment.

The  Company's  net  loss  from  inception   through   September  30,  2004  was
approximately  $10,463,000  but its deficit  accumulated  during its development stage as reported on the Company's  Balance Sheet at September 30, 2004 amounted to  approximately  $9,551,500.  The difference is a result of the acquisition of the Company by Xechem  International,  Inc.  ("Xechem")  and  restatement of the
Company's assets and liabilities to fair value,  which resulted in the Company's accumulated deficit,  net of distributions,  from inception through December 31,
2003 (the date of merger for  financial  reporting  purposes)  of  approximately
$911,500 being reclassified to additional paid-in-capital.

NATURE OF BUSINESS
CepTor  Corporation is a  biopharmaceutical  company engaged in the research and development of therapeutic  products for  neuromuscular,  neurodegenerative  and other diseases with a focus on orphan diseases (a disease that affects less than
200,000  people).  Since its inception,  the Company has devoted its efforts and resources to the development of its receptor  mediated  drug-targeting  platform for  neuromuscular  and  neurodegenerative  diseases,  and to raising  the funds necessary to continue this research.

The  Company is a  development  stage  company,  which has a limited  history of operations and has not generated any revenues from operations with the exception of funding  received  through  grants and  collaborations.  The  Company  has no products approved for commercial sale at the present time.

As a result of the Company's net losses for the year ended December 31, 2003 and accumulated deficit since inception, the Company's independent registered public accounting firm, in their report on our financial  statements for the year ended
December  31,  2003,  included  an  explanatory  paragraph  indicating  there is substantial  doubt  about our  ability  to  continue  as a going  concern.  This condition has not changed as of September 30, 2004.  The Company's  research and development  activities  and the  time  and  money  required  to  determine  the commercial value and  marketability of its proposed products cannot be estimated with  precision.  The Company  expects  research and  development  activities to continue to require  significant cost  expenditures for an indefinite  period in the future. The accompanying financial statements do not include any adjustments relating to the  recoverability  and classification of recorded asset amounts or amounts of liabilities  that might be necessary  should the Company be unable to continue in existence.

The Company received $1,100,000 during April and May, 2004 from the issuances of bridge loans, described in NOTE 4, $250,000 from its parent company,  Xechem (in addition to approximately  $50,000 in expenses  incurred by the Company but paid by Xechem) (see "Acquisition of CepTor" below) and approximately  $929,200,  net of expenses, from the purchase of shares of common stock of the Company pursuant

                                      A-26

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

to an exclusive license entered into by the Company and JCR Pharmaceuticals Co.,
Ltd.  (see  NOTE 6).  The  Company  is  currently  seeking  additional  capital, collaborative partners,  joint ventures and strategic alliance agreements within the United States and abroad.

The Company's  planned  activities  will require the addition of new  personnel, including management,  and personnel with expertise in areas such as preclinical testing, clinical trial design and management, regulatory affairs, manufacturing and marketing.  Further,  if the Company receives regulatory approval for any of its  products  in the United  States or  elsewhere,  it will  incur  substantial expenditures to develop  manufacturing,  sales and marketing capabilities and/or subcontract  or joint  venture  these  activities  with others.  There can be no assurance that the Company will ever  recognize  revenue or profit from any such products.  In  addition,  the  Company  may  encounter  unanticipated  problems, including  developmental,  regulatory,  manufacturing or marketing difficulties, some of which may be beyond its  ability to  resolve.  The  Company may lack the capacity to produce its products in-house and there can be no assurances that it will be able to locate suitable  contract  manufacturers or be able to have them produce products at satisfactory prices.

The Company has expended and plans to expend substantial funds, if available, in connection  with the research and  development  of its proposed  products.  As a result of these expenditures,  the Company anticipates that losses will continue for the foreseeable future.

There can be no assurance that management's plans to obtain additional financing to fund operations will be successful.  The financial  statements do not include any adjustments  relating to the  recoverability  and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that we cannot continue in existence.

ACQUISITION OF CEPTOR
On January 27, 2004, the former  shareholders of the Company  received shares of preferred  stock of Xechem  International,  Inc.,  convertible  into  30,000,000 shares of common stock of Xechem,  in connection  with the merger of the Company into a wholly-owned  subsidiary of Xechem. For financial reporting purposes, the effective  date of the merger was  considered to be January 1, 2004. The results of  operations  from  January 1 to January  27, 2004 were not  significant.  The merger was  accomplished  through a reverse  triangular  merger  whereby  Ceptor
Acquisition,  Inc., a wholly  owned  subsidiary  of Xechem,  was merged into the
Company and the Company was the surviving entity. (See NOTE 3)

Effective  with  being  acquired  by Xechem,  the  Company's  balance  sheet was adjusted to record existing assets and liabilities at fair value. Fair value was generally  assigned  to  these  assets  based  on the net  present  value of the projected  cash flows  expected to be  generated  by those  assets.  Significant assumptions underlying these cash flows include our assessment of the timing and our ability to  successfully  complete the in-process  research and  development projects,  and interest rates used to discount these cash flows to their present value.  In accordance  with Emerging Issues Task Force ("EITF") Issue No. 99-12,
"Determination  of the  Measurement  Date for the Market Price of an  Acquirer's
Securities Issued in a Business  Combination,"  the Company  determined the fair value of the consideration paid in the transaction was the average closing price of Xechem's  common stock for a  reasonable  period of time before and after the terms of the acquisition were agreed to and announced. The

                                      A-27

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

fair  value of the  consideration  determined  under  this  method  amounted  to
$4,760,000. In allocating the consideration paid, the fair value of the recorded assets and  liabilities  were  determined  to equal the carrying  value with the
excess  value  assigned  to  the  in-process   research  and  development  which
represents  the value assigned to the acquired  intangible  assets which had not reached technological feasibility and for which there is no alternative use.

The  Company  recorded  approximately  $5,034,000  of  in-process  research  and development  consisting  of granted  patents and pending  patent  applications, which has been expensed as in-process research and development costs.

The  following  table  summarizes  the fair  value of the  assets  acquired  and liabilities assumed in the acquisition:

            Current and Other Assets                   $     86,000
            In Process Research and Development           5,034,000
                                                       ------------
            Total assets acquired                         5,120,000

            Current Liabilities                              35,000
            Notes and Advances Payable                      325,000
                                                       ------------
            Net assets acquired                        $  4,760,000
                                                       ============

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The unaudited  financial  statements  included  herein have been prepared by the
Company,  without audit. The financial  statements  reflect all adjustments that are, in the opinion of management, necessary to fairly present such information.
All such  adjustments  are of a normal  recurring  nature.  Although the Company believes that the disclosures are adequate to make the information presented not
misleading,   certain   information  and  footnote   disclosures,   including  a
description of significant  accounting  policies  normally included in financial statements prepared in accordance with accounting  principles generally accepted in the United States of America, have been condensed or omitted.

These  financial  statements  should be read in  conjunction  with the financial statements  and the notes thereto  included in the  Company's  December 31, 2003
Financial  Statements  included elsewhere in this 8-K. The results of operations for  interim  periods  are not  necessarily  indicative  of the  results for any subsequent quarter or the entire fiscal year ending December 31, 2004.

                                      A-28

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

The  Company  is  a  development  stage  enterprise,  and  accordingly,  certain additional  financial  information  is required to be included in the  financial statements  from the  Company's  inception  to the date of its  current  balance sheet. The Company has included the Company's cumulative statement of operations from August 11, 1986 (date of inception) to September 30, 2004.

STOCK BASED COMPENSATION
As  permitted  under  SFAS  148  "Accounting  for  Stock-Based   Compensation  -
Transition  and  Disclosure,"   which  amended  SFAS  No.  123  "Accounting  for
Stock-Based  Compensation,"  the  Company  has elected to continue to follow the
intrinsic   value  method  in  accounting  for  its   stock-based   compensation
arrangements  as defined by Accounting  Principles  Board Opinion ("APB") No. 25
"Accounting  for  Stock  Issued  to  Employees,"  and  related   interpretations
including Financial Accounting Standards Board Interpretation No. 44 "Accounting
for Certain Transactions Involving Stock Compensation," an interpretation of APB
No. 25.

The Company recorded compensation expense of $2,082,500 as a result of the grant of the option to purchase 1,400,000 shares of common stock of the Company,  with an exercise  price of par value of the  underlying  common stock  ($0.00001  per share) pursuant to the Spinoff  Agreement.  The amount of  compensation  expense recognized  was  determined  by applying the percent that these shares of common stock, if issued,  represent of the fully diluted share outstanding (43.75%), to the fair value of the net assets  acquired by Xechem in its  acquisition  of the
Company  ($4,760,000).  (See NOTE 3) If the Company  had used an option  pricing model to calculate  compensation  expense for these options pursuant to SFAS No.
123, the compensation  expense would have been approximately  $7.0 million,  and amortized over the period April 2004 through December 2004.

DEBT ISSUE COSTS
Pursuant to the Bridge Loans  entered  into during April 2004 and May 2004,  the
Company paid the placement  agent  $132,000 in commissions  and  non-accountable expense  allowance,  which are being  amortized over the period May 2004 through
October 2004.

ESTIMATES
In preparing  financial  statements in  conformity  with  accounting  principles generally  accepted within the United States of America,  management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities  and disclosure of contingent  assets and liabilities at the date of the  financial  statements  and the  reported  amounts of revenues  and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - ACQUISITION OF CEPTOR AND SUBSEQUENT SPINOFF

XECHEM AGREEMENT AND PLAN OF MERGER
The Company  entered into an agreement dated December 23, 2003 providing for the acquisition,  by a  wholly-owned  subsidiary of Xechem,  of the Company from its owners  which  acquisition  closed in early  2004.  Pursuant to the terms of the acquisition,  the Company's  stockholders were issued shares of Xechem preferred stock and  Xechem  received  1,800,000  shares,  post  split (see NOTE 8) of the
Company's common stock, whereby the Company became a wholly-owned  subsidiary of
Xechem.  The net assets of the  Company,  acquired  by Xechem  pursuant  to this transaction,  were valued at $4,760,000 which became the basis for the 1,800,000 shares of common stock the Company  issued to Xechem in this  transaction.  This value was  determined  based on the average  closing  price of  Xechem's  common stock, into which the preferred stock is convertible, for a reasonable period of time before and after the terms of the acquisition was agreed to and announced.

XECHEM SPINOFF AGREEMENT
Following  the  acquisition,  the board of directors of Xechem  determined  that
Xechem  lacked  the  resources  to fully  fund the  development  and  regulatory

                                      A-29

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

approval of the  Company's  technology.  As a result,  the board of directors of
Xechem  determined that it was in the best interest of Xechem's  stockholders to effect a spinoff of the Company from Xechem,  providing an independent  platform to enable it to obtain  financing and develop its  technology.  As a result,  an agreement  dated  March 31,  2004,  as  amended  July 23,  2004,  (the  "Spinoff
Agreement"),  was entered into among the Company,  Xechem,  and William Pursley,
Chairman and CEO of the Company,  to provide for the  separation  of the Company from  Xechem,  and to provide  additional  funding  for Xechem  through  partial redemption  of shares of the  Company  held by Xechem,  out of the  proceeds  of future financings of the Company.

Under the terms of the  original  Spinoff  Agreement,  Xechem  was  entitled  to receive 25% of the proceeds of any offering of securities of the Company,  up to
$2,000,000.  Following discussion with prospective selling agents for a proposed private  placement of the Company's  securities,  Xechem agreed to accept 10% of the  proceeds of any future  financing  in partial  redemption  of shares of the
Company held by Xechem, up to $2,000,000.

As  additional  consideration  under  the  Spinoff  Agreement,  the  Company  is obligated  to pay to Xechem  royalties in an amount equal to two (2%) percent of the gross revenues  received by the Company,  its  subsidiaries,  affiliates and assigns,  with  respect  to the sale of any  products  incorporating  any of the technology owned by the Company on March 31, 2004 or the licensing of any of the
Company's  intellectual  property, or the sale of the licensing rights to any of the intellectual property.

Furthermore,  pursuant  to the terms of the  acquisition,  Xechem  agreed to the payment of a bonus in the form of additional consideration in shares of stock of
Xechem to the original  shareholders of the Company upon the earlier to occur of filing  (i) of a Phase  II  application  for any  drug in  development  or which relies, in whole or in part, on the technology or the efforts of its management, provided such Phase II  application is filed (or  substantial  steps taken to be filed) within 36 months of the date of the final acquisition or merger;  (ii) of any Phase III application for such technology or efforts provided such Phase III application is filed (or  substantial  steps taken to filed) within 60 months of the date of acquisition  or merger;  and (iii) of any NDA filings made within 72 months of the date of the final acquisition or merger with Xechem. In connection with  the  Spinoff  Agreement,  substantially  all of the  obligations  for  the issuance of shares as additional  consideration to the original  shareholders of the  Company  have been  assumed by the  Company,  and Xechem has been  released therefrom.

Pursuant to the Spinoff Agreement, Mr. Pursley was allocated,  initially through a 10 year option  exercisable  at $0.00001 per share (par value),  shares of the common stock of the Company  equal to 43.75% of the fully  diluted  common stock outstanding  (the "Founders'  Shares")  assuming the issuance of these Founders'
Shares.  All of the  Founders'  Shares  are to be issued to  certain  additional persons  designated by Mr. Pursley with  importance to the future success of the
Company.  All of such Founders'  Shares  immediately upon exercise will be fully voting, and will be subject to the Founders' Plan.  Pursuant to the terms of the
Founders'  Plan,  restrictions  on holders of  Founders'  Shares shall lapse 10%
immediately upon issuance,  10% on the six month anniversary following issuance, and the balance upon  initiation  of a Phase III  clinical  trial for the Myodor technology  for  muscular  dystrophy,  provided  such  date is not less than six months  following the date of award,  unless  modified by the board of directors following  issuance.  Upon the  happening  of certain  events  described  in the
Founders' Plan,  such as the cessation of employment by a participant  following

                                      A-30

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

an award, shares issued or issuable to Founders' Plan participants may revert to
William Pursley and may be cancelled,  forfeited,  re-designated or re-issued in his sole  discretion  subject to Board of  Directors or  Compensation  Committee approvals.  Pursuant to the grant of the option to purchase  1,400,000 shares of the Company's  common stock, at the nominal exercise price of par value, on June
1, 2004 (to 11 persons) the Company recorded  compensation expense of $2,082,500 representing  the intrinsic value as determined by applying the percent that the
Founders'  Shares  represent of the fully diluted share  outstanding  to the net assets acquired by Xechem in its acquisition of the Company.

NOTE 4 - BRIDGE LOANS

Pursuant to the terms of the Spinoff Agreement and actions taken thereafter, the
Company entered into a selling  agreement dated April 23, 2004 providing for the private  placement of $1,100,000 of 8%  convertible  notes due on the earlier of
October 22, 2004 or the date of closing on the next  financing of  $1,000,000 or more by the  Company  (the  "Bridge  Loans"),  secured by certain  rights to put
Bridge Loans to Xechem for Xechem shares in certain circumstances. Purchasers of the Bridge  Loans  received  220,000  shares of common  stock of the  Company as additional  consideration.  The selling agent  received  18,000 shares of common stock  of  the  Company,  plus  commissions  in the  amount  of  $110,000  and a non-accountable  expense allowance in the amount of $22,000,  in connection with its services. The Bridge Loan offering was completed in May 2004.

The Company  recorded a $506,600  discount,  representing  an  allocation of the proceeds of the Bridge  Loans based on the  relative  fair value of common stock and the Bridge  Loans  issued to the  Bridge  Loan  participants,  which will be amortized over the six month period from May 2004 through October 2004 (the term of the Bridge  Loans).  For the nine month period ended  September 30, 2004, the
Company amortized approximately $422,100 of the discount to interest expense.

The  Company  was not able to  repay  the  Bridge  Loans on  October  22,  2004, therefore  pursuant to the terms of the Bridge  Loans,  the Bridge Loan  holders have the option to convert  their notes into shares of common stock of Xechem at the lower of $0.07  per  share or 75% of the  market  price of the  previous  20 market days prior to conversion, a portion of which will be issued by Xechem and the remainder from Mr. Pursley's personal Xechem option holdings. As of November
17, 2004 the closing  price of Xechem common stock  (XKEM.OB) was  approximately
$0.02 per share.

Pursuant to an offer dated  October 22, 2004 (the  "Exchange  Offer") as amended
November  15,  2004  the  Company  offered  to  exchange  with  its  holders  of outstanding  Bridge Loans and other debt certain newly issued  replacement notes due December 31, 2005  convertible into shares of the common stock of the entity to which the Company  merged  into,  effective  December  9, 2004,  at $1.25 per share,  to be issued in amounts  equal to the  outstanding  principal  under the notes cancelled, plus accrued interest. See Note 9 - Subsequent Events.

During the nine month  period ended  September  30,  2004,  the Company  accrued contractual  interest  expense of approximately  $36,600,  related to the Bridge
Loans.

                                      A-31

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

NOTE 5 - COMMON STOCK SUBJECT TO REPURCHASE UNDER PUT RIGHT

The Spinoff Agreement, as amended, provides for the redemption,  out of proceeds of future  financings of the Company,  of shares of the  Company's  common stock held  by  Xechem,  in an  amount  that  is  equal  to  25%  (adjusted  to 10% in contemplation of the Company's next financing transaction) of the gross proceeds received by the Company,  in cancellation  of an equivalent  number of shares of common stock of the Company held by Xechem, up to $2,000,000.  At the end of two years if the full $2,000,000 has not been paid out to Xechem,  Xechem shall have the right to put the  remaining  portion of the shares held for sale back to the
Company to cover the deficiency.  In accordance with EITF 00-18, "Accounting for
Derivative  Financial  Instruments  Indexed  To,  Potentially  Settled  In,  The
Company's Own Stock," the Company  classified the common stock as a liability in the accompanying  balance sheet. The Company estimated that this obligation will redeem  approximately  756,300  shares of common  stock of the  Company  held by
Xechem based on the fair value per share of common  stock  received by Xechem in the merger with the Company. The fair value of consideration that Xechem paid in the  merger  with the  Company  for which it  received  1,800,000  shares of the
Company's common stock,  was $4,760,000,  resulting in a fair value per share of approximately $2.64.

NOTE 6 - LICENSE AGREEMENT WITH JCR PHARMACEUTICALS CO., LTD.

On September 15, 2004 the Company  entered into an exclusive  license  agreement with JCR  Pharmaceuticals  Co., Ltd.  ("JCR") to manufacture and sell Myodur for muscular  dystrophy in certain Pacific Rim countries  consisting of Japan, South
Korea,  China,  Taiwan, and Singapore.  Under the terms of the JCR license,  the
Company will receive  royalties in the amount of 25% of net sales (as  defined), provided  that the sum of cost of goods  sold  plus  royalty  payments  does not exceed  35% of net sales in  total.  In  addition,  JCR is  obligated  to make a
$500,000  payment  upon  filing by the  Company of an  Investigational  New Drug application ("IND") in the United States to initiate Phase I/II clinical studies for the Company's therapy for muscular dystrophy.

JCR  purchased  256,000  shares of common  stock of the Company for a payment of
$1,000,000  before  expenses of the  transaction.  JCR has agreed to purchase an additional  $1,000,000  of  common  stock of the  Company  at the  market  price existing  at the  time  of  approval  of an IND for the  Company's  therapy  for muscular dystrophy.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENTS
The  Company  entered  into  employment   agreements  with  certain   executives
commencing March 31, 2004 and April 26, 2004 (the  "Executives"),  which provide each  Executive  with a base salary for an initial term of two years,  renewable annually  thereafter.  The Company is obligated to pay  approximately  $555,000,
$770,000  and $215,000  for the years ended  December  31, 2004,  2005 and 2006, respectively.  If Executive's  employment with the Company is terminated without

                                      A-32

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

cause  or for  good  reason,  as  those  terms  are  defined  in the  employment agreement, the Company is obligated to pay Executive his current base salary and his benefits for an  additional  twelve  months.  If  Executive's  employment is terminated due to total disability,  the Company is obligated to continue to pay his current base salary and his benefits for an additional thirty-six months. If
Executive's  employment is terminated due to his death, the Company is obligated to continue to pay his current  base salary for an  additional  three months and continue to pay for his benefits for the next twelve  months.  In addition,  the employment  agreement  contains a confidentiality  and a covenant not to compete provisions for the period of his employment plus and additional twelve months.

CONSULTING AGREEMENTS
Pursuant to Xechem's acquisition of the Company,  Xechem entered into consulting agreements with the two founding  scientists (the  "Scientists")  of the Company for a period of sixty months.  In consideration for the services to be rendered,
Xechem was obligated to pay a total of $276,000, plus expenses as allowed for in the consulting agreements. In February 2004, the Company entered into consulting agreements with the Scientists to replace their agreements with Xechem with ones of similar  terms.  The  consulting  agreements are for a period of sixty months commencing  February  1, 2004 and  provide for a monthly fee of $5,000 each plus allowable expenses and terminated the consulting agreements with Xechem.

ROYALTY OBLIGATION
As  additional  consideration  under  the  Spinoff  Agreement,  the  Company  is obligated  to pay to Xechem  royalties in an amount equal to two (2%) percent of the gross revenues  received by the Company,  its  subsidiaries,  affiliates and assigns,  with  respect  to the sale of any  products  incorporating  any of the technology owned by the Company on March 31, 2004 or the licensing of any of the
Company's  intellectual  property, or the sale of the licensing rights to any of the intellectual property.

CONTINGENT CONSIDERATION
Pursuant to the terms of the acquisition of the Company by Xechem, Xechem agreed to the payment of a bonus of $1,000,000 in the form of additional  consideration in shares of stock of Xechem to the  original  shareholders  of the  Company for each proposed  product  resulting  from  technology  owned by the Company at the effective date of the Spinoff Agreement, upon the earlier to occur of filing (i)
of a Phase II application for any drug in development or which relies,  in whole or in part, on the  technology or the efforts of its  management,  provided such
Phase II application is filed (or substantial steps taken to be filed) within 36 months of the date of the final  acquisition  or  merger;  (ii) of any Phase III application for such  technology or efforts  provided such Phase III application is filed (or  substantial  steps taken to filed) within 60 months of the date of acquisition or merger; and (iii) of any NDA filings made within 72 months of the date of the final  acquisition  or merger with Xechem.  In  connection  with the
Spinoff  Agreement,  substantially  all of the  obligations  for the issuance of shares as additional  consideration to the original  shareholders of the Company have been assumed by the Company, and Xechem has been released therefrom.

2004 INCENTIVE STOCK PLAN
The 2004  Incentive  Stock  Plan  ("2004  Plan")  was  approved  by the Board of
Directors and the  stockholders  of the Company on May 31, 2004.  The purpose of the 2004 Plan is to  provide  an  incentive  to  retain in the  employ of and as directors, officers, consultants, advisors and employees of the Company, persons of  training,  experience  and  ability,  to attract  new  directors,  officers, consultants,  advisors and employees whose services are considered valuable,  to

                                      A-33

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

encourage the sense of  proprietorship  and to stimulate the active  interest of such persons into the  development and financial  success of the Company.  Under the 2004 Plan, the Company will be authorized to issue  Incentive  Stock options intended to qualify under Section 422 of the Code,  non-qualified stock options, and restricted  stock.  The 2004 Plan is administered by the board of directors.
As of  September  30, 2004,  606,705  shares of common stock of the Company have been  reserved for issuance  under the 2004 Plan and no awards have been granted to any participant. Subsequent to September 30, 2004, certain option awards have been  recommended  under the 2004 Plan to  consultants  and an employee  but are subject to approval of the Company's board of directors.

MANUFACTURING AND SUPPLY AGREEMENT

Pursuant to a manufacturing arrangement entered into subsequent to September 30,
2004 with  Bachem  AG, (a  contract  manufacturer  -  "Bachem")  the  Company is obligated to purchase approximately $2,822,000 of clinical development supplies, from  Bachem,  through  the end of 2005.  Included  in prepaid  expenses  on the
Company's balance sheet at September 30, 2004, the Company recorded a deposit in the amount of $211,250 paid to Bachem under this manufacturing arrangement.

NOTE 8 - EQUITY TRANSACTIONS

STOCK SPLIT
In April 2004, the Company's board of directors declared an 18,000-for-one stock split,  affected in the form of a stock dividend, on the shares of the Company's common stock.  Each shareholder of record received 18,000  additional  shares of common  stock for each share of common  stock held  without  the  capital of the
Company  being  increased  or  decreased  by the  transfer of surplus to capital account or the  transfer  of capital to  surplus,  or  otherwise.  Stockholders'
equity  reflects  the stock  split by  reclassifying  from  "Additional  paid-in capital" to "Common  stock" an amount  equal to the par value of the  additional shares  arising  from the stock  split.  As the result of the stock  split,  the shares  held by Xechem  increased  from 100 shares to  1,800,000  shares and the shares  held in reserve for  options to be granted to the  founders,  which upon exercise would be 1,400,000 shares.

In conjunction with the stock split, the Company's  Certificate of Incorporation was amended to increase the authorized  capital stock to 50,000,000  shares, and
40,000,000  was  designated  as shares of common  stock,  $0.00001 par value per share and 10,000,000 shares of preferred stock.

NOTE 9 - SUBSEQUENT EVENTS

AGREEMENT OF MERGER AND PLAN OF REORGANIZATION AND PRIVATE PLACEMENT On December
8, 2004, Medallion Crest Management,  Inc., a Florida corporation ("Medallion"),
CepTor Acquisition Corp., a Delaware corporation and wholly-owned  subsidiary of
Medallion  ("Acquisition Corp."), and the Company,  entered into an Agreement of
Merger and Plan of  Reorganization  (the  "Merger  Agreement").  Pursuant to the
Merger  Agreement,  and on December 8, 2004 the Company filed a  Certificate  of
Merger  to merge  with  Acquisition  Corp.,  with  the  Company  surviving  as a wholly-owned subsidiary of Medallion (the "Merger").  The Company filed with the
Florida   Department  of  State   Articles  of  Amendment  to  the  Articles  of
Incorporation  of the  Company  to change its name to CepTor  Corporation  ("New
CepTor"),  and to  authorize  the  issuance  of up to 300 shares of its Series A
Convertible Preferred Stock (the "Preferred Stock").

                                      A-34

                               CEPTOR CORPORATION
                          (A Development Stage Company)
               NOTES TO FINANCIAL STATEMENTS - SEPTEMBER 30, 2004
                                   (UNAUDITED)

Pursuant to the Merger,  Medallion acquired all of the outstanding capital stock of the Company in exchange for  5,278,068  shares of New CepTor's  common stock, par value  $0.0001 per share (the "Common  Stock"),  and  assumption  of certain obligations  of the Company.  As a result,  the  Company's  former  stockholders became the majority  stockholders  of New CepTor.  The Merger is being accounted for as a "reverse  merger," since the former  stockholders  of the Company own a majority of the  outstanding  shares of New CepTor's  Common  Stock  immediately following the Merger.

New  CepTor  intends  to carry on the  Company's  business  as its sole  line of
business  and  will  remain  in  Hunt   Valley,   Maryland  and  continue  as  a
development-stage  bio-pharmaceutical  company focusing on therapeutic  products for neuromuscular and neurodegenerative diseases.

Pursuant to an offer dated  October 22, 2004 (the  "Exchange  Offer") as amended
November 15, 2004, made by New CepTor to the Bridge Loans and other debt holders of the  Company,  on December  9, 2004 New CepTor  issued  $1,100,215.30  of its
Convertible Notes due December 31, 2005 which are convertible into shares of New
CepTor's  Common  Stock at $1.25 per share in amounts  equal to the  outstanding principal under the notes cancelled,  plus accrued interest.  The Exchange Offer provides  that holders of  outstanding  Bridge Loans who received in  connection with the original issuance of the Bridge Loans, a total of 150,000 shares of the
Company's  common stock which  converted into a total of up to 300,000 shares of
New CepTor Common Stock upon effectiveness of the Merger. The remaining $350,000 of Bridge Loan principal which did not accept the Exchange Offer was repaid with interest through the date of payment.  In addition,  the 70,000 shares of common stock of the Company these Bridge Loan holders  received in connection  with the issuance of the original  Bridge  Loans,  has converted  into 151,597  shares of common stock of New CepTor upon effectiveness of the Merger.

In connection  with the Merger New CepTor adopted the Company's  Founders' Stock
Plan and 2004  Incentive  Plan. On December 9, 2004 the Company issued to CepTor employees  and others  3,031,943  shares of  restricted  Common  Stock under the
Founders'  Stock  Plan.   Under  the  2004  Incentive   Stock  Plan,   officers,
consultants,  third-party  collaborators,  and  employees  of the Company or its subsidiaries  may be  granted  rights  in the  form  of  options  or  shares  or restricted stock for up to a maximum of 2,268,377 shares of Common Stock.

On  December 9, 2004 (the  "Closing  Date"),  New CepTor sold 103.62  units (the
"Units") to 42 investors pursuant to a Confidential Private Placement Memorandum dated October 22, 2004 as supplemented  November 16, 2004,  (the  "Memorandum"), each Unit  consisting of one share of Preferred  Stock and a warrant to purchase
Common Stock (the "Offering"). Each share of Preferred Stock is convertible into
10,000  shares of Common Stock and each warrant  entitles the holder to purchase
5,000  shares of Common  Stock for $2.50 per share.  The Units  were  offered by
Brookshire  Securities   Corporation  (the  "Placement  Agent")  pursuant  to  a
Placement  Agent  Agreement  with the Company dated October 22, 2004.  Under the terms of the Placement  Agent  Agreement,  the Placement  Agent is entitled to a selling  commission  of 8%,  plus  a 2%  non-accountable  expense  reimbursement payable from the proceeds of the Offering plus 150,000  shaers of New CepTor and warrants to purchase 10% of any Common Stock sold.  The Company  realized  gross proceeds from the Offering of  $2,590,500.00,  before payment of Commissions and expenses of the Offering.

LEGAL PROCEEDINGS During June 2004, the Company's management was introduced to a financial  intermediary,  as  a  means  to  locate  a  candidate  for  a  public transaction and to seek funding.  The Company executed a "Non-Binding  Letter of
Intent"  for the  purposes  of  structuring  a  potential  transaction.  In late
September 2004 ,the Company advised the financial  intermediary  that it was not prepared to proceed with the proposed  transaction.  The financial  intermediary thereafter  on October 8, 2004  commenced an action in the Northern  District of
California,  entitled  Bluewater Partners S.A. v. CepTor Corporation (Case No. C
04 4277 JCS)  alleging,  among  other  things,  that the Company  abandoned  its obligations to close a transaction on the eve of a closing, that it had breached its agreements,  promissory  estoppel,  breach of implied covenant of good faith and fair dealing,  Quantum Meruit,  unjust enrichment;  and seeking  declaratory relief,  and damages in the amount of $3.6  million.  On November 12, 2004,  the parties entered into a written proposal  outlining  material terms for permanent dismissal of the action providing, among other things, for immediate withdrawal, without prejudice, of the complaint,  exchanges of mutual releases,  transfer of
50,000 shares of Company  unrestricted Common Stock,  issuance of 125,000 shares of restricted Company Common Stock, and payment of $25,000 in full settlement of the action. On November 12, 2004, the complaint was withdrawn without prejudice.
The parties are  continuing to negotiate the terms of final  settlement.  CepTor believes  that the action is  substantially  without merit and in the event that the  parties  are unable to agree on a  definitive  resolution,  CepTor (and the
Company)  intend to defend  vigorously the allegations of the complaint and move for dismissal.

                                      A-35